UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2018

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)
Registrant's telephone number, including area code: (281) 210-5100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On April 25, 2018, the Board of Directors (the “Board”) of Newfield Exploration Company (the “Company”) approved an amendment (the “Second Amendment”) to the bylaws of the Company (as amended, the “Bylaws”), effective April 25, 2018, regarding when a group of funds will be treated as one stockholder for purposes of applying the proxy access provisions of the Bylaws. In addition to the previous provision addressing a group of funds under common management and investment control and a “group of investment companies” (within the meaning of the Investment Company Act), the Second Amendment provides that two or more funds that are under common management and funded primarily by the same employer will be treated as one stockholder for purposes of Section 2.13(e) of the Bylaws.
This summary is qualified in its entirety by reference to the Second Amendment, effective April 25, 2018, which is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

3.1	Second Amendment to the Amended and Restated Bylaws of Newfield Exploration Company, effective April 25, 2018

Exhibit Index

Exhibit No.	Description
3.1	Second Amendment to the Amended and Restated Bylaws of Newfield Exploration Company, effective April 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: April 27, 2018	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary